Exhibit 4.4

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of December 1, 2021, between IHS Markit Ltd., a Bermuda exempted company limited by shares (the “Company”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of July 23, 2018 (the “Base Indenture”), as supplemented by (i) the first supplemental indenture, dated as of July 23, 2018, between the Company and the Trustee (the “First Supplemental Indenture”), providing for the issuance of the Company’s 4.125% Senior Notes due 2023 (the “2023 Notes”), (ii) the second supplemental indenture, dated as of July 23, 2018, between the Company and the Trustee (the “Second Supplemental Indenture”), providing for the issuance of the Company’s 4.750% Senior Notes due 2028 (the “2028 Notes”), (iii) the third supplemental indenture, dated as of April 8, 2019, between the Company and the Trustee (the “Third Supplemental Indenture”), providing for the issuance of the Company’s 3.625% Senior Notes due 2024 (the “2024 Notes”), and (iv) the fourth supplemental indenture, dated as of April 8, 2019, between the Company and the Trustee (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), providing for the issuance of the Company’s 4.250% Senior Notes due 2029 (the “2029 Notes” and, together with the 2023 Notes, the 2024 Notes and the 2028 Notes, the “Notes”);

WHEREAS, $500,000,000 in aggregate principal amount of the 2023 Notes, $400,000,000 in aggregate principal amount of the 2024 Notes, $750,000,000 in aggregate principal amount of the 2028 Notes and $950,000,000 aggregate principal amount of the 2029 Notes are currently outstanding;

WHEREAS, subject to certain exceptions, Section 9.02 of the Base Indenture provides, among other things, that the Indenture may be amended, with respect to the Notes of any series then outstanding, with the consent of holders of a majority in principal amount of the Notes of such series (including consents obtained in connection with a tender offer or exchange offer for the Notes of such series);

WHEREAS, on November 29, 2020, the Company and S&P Global, Inc., a New York Corporation (“S&P Global”), entered into an agreement and plan of merger, as may be amended from time to time, pursuant to which, among other things, Sapphire Subsidiary, Ltd., a Bermuda exempted company limited by shares and a wholly owned subsidiary of S&P Global, will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of S&P Global (the “Merger”);

WHEREAS, in connection with the Merger, S&P Global Market Intelligence, Inc., a Delaware corporation and a wholly owned subsidiary of S&P Global (“Market Intelligence”), has issued an Offering Memorandum and Consent Solicitation Statement, dated November 16, 2021 (the “Offering Memorandum”), pursuant to which Market Intelligence has (i) offered to exchange the 2023 Notes for new 4.125% Senior Notes due 2023 issued by S&P Global and cash, the 2024 Notes for new 3.625% Senior Notes due 2024 issued by S&P Global and cash, the 2028 Notes for new 4.750% Senior Notes due 2028 issued by S&P Global and cash and the 2029 Notes for new 4.250% Senior Notes due 2029 issued by S&P Global (collectively, the “Exchange Notes”) and cash (collectively, the “Exchange Offers”) and (ii) solicited consents (the “Consent Solicitations”), on behalf of the Company, from certain holders of each series of the Notes to amend the Indenture as set forth in Article I hereof;

WHEREAS, the Company has received evidence of the consent of the holders of at least a majority in aggregate principal amount of each series of the Notes outstanding, which consents have not been withdrawn, to the execution and delivery of this Fifth Supplemental Indenture pursuant to the Exchange Offers and the Consent Solicitations;

WHEREAS, the Company requests the Trustee to join with it in the execution and delivery of this Fifth Supplemental Indenture, and, in accordance with Section 9.05 of the Base Indenture, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Fifth Supplemental Indenture evidence of the consent of the holders of at least a majority in aggregate principal amount of each series of the Notes outstanding, which consents have not been withdrawn, to the execution and delivery of this Fifth Supplemental Indenture pursuant to the Exchange Offer and the Consent Solicitation and (ii) delivered to the Trustee simultaneously with the execution and delivery of this Fifth Supplemental Indenture an Officer’s Certificate and an Opinion of Counsel relating to this Fifth Supplemental Indenture; and

WHEREAS, all requirements necessary to make this Fifth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been met and performed, and the execution and delivery of this Fifth Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

SECTION 1.1 AMENDMENTS TO ARTICLES FOUR AND SIX OF THE BASE INDENTURE.

(a)       Section 4.05 (Reports by the Company) of the Base Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted],” and all references and definitions related solely thereto are deleted in their entirety.

(b)       Clauses (c), (d) and (e) of Section 6.01 (Events of Default) of the Base Indenture are hereby deleted in their entirety and replaced with “[Intentionally Omitted],” and all references in the Indenture to the clauses so eliminated are deleted in their entirety.

SECTION 1.2 AMENDMENTS TO ARTICLES FOUR, FIVE AND SIX OF THE FIRST SUPPLEMENTAL INDENTURE.

(a)       The First Supplemental Indenture is hereby amended by deleting the following Sections of the First Supplemental Indenture and all references and definitions related solely thereto in their entirety:

•	Section 4.01 (Offer to Repurchase Upon Change of Control Triggering Event);

•	Section 4.02 (Limitation on Liens);

•	Section 4.03 (Limitation on Sale/Leaseback Transactions);

•	Section 4.05 (Future Guarantors); and

•	Section 5.01 (Merger, Consolidation or Sale of All or Substantially All Assets).

All such deleted Sections are replaced with “[Intentionally Omitted].”

(b)       Clauses (1), (2), (3), (4) and (5) of Section 6.01 (Events of Default) of the First Supplemental Indenture are hereby deleted in their entirety and replaced with “[Intentionally Omitted],” and all references in the First Supplemental Indenture to the clauses so eliminated are deleted in their entirety.

SECTION 1.3 AMENDMENTS TO ARTICLES FOUR, FIVE AND SIX OF THE SECOND SUPPLEMENTAL INDENTURE.

(a)       The Second Supplemental Indenture is hereby amended by deleting the following Sections of the Second Supplemental Indenture and all references and definitions related solely thereto in their entirety:

•	Section 4.01 (Offer to Repurchase Upon Change of Control Triggering Event);

•	Section 4.02 (Limitation on Liens);

•	Section 4.03 (Limitation on Sale/Leaseback Transactions);

•	Section 4.05 (Future Guarantors); and

•	Section 5.01 (Merger, Consolidation or Sale of All or Substantially All Assets).

All such deleted Sections are replaced with “[Intentionally Omitted].”

(b)       Clauses (1), (2), (3), (4) and (5) of Section 6.01 (Events of Default) of the Second Supplemental Indenture are hereby deleted in their entirety and replaced with “[Intentionally Omitted],” and all references in the Second Supplemental Indenture to the clauses so eliminated are deleted in their entirety.

SECTION 1.4 AMENDMENTS TO ARTICLES FOUR, FIVE AND SIX OF THE THIRD SUPPLEMENTAL INDENTURE.

(a)       The Third Supplemental Indenture is hereby amended by deleting the following Sections of the Third Supplemental Indenture and all references and definitions related solely thereto in their entirety:

•	Section 4.01 (Offer to Repurchase Upon Change of Control Triggering Event);

•	Section 4.02 (Limitation on Liens);

•	Section 4.03 (Limitation on Sale/Leaseback Transactions);

•	Section 4.05 (Future Guarantors); and

•	Section 5.01 (Merger, Consolidation or Sale of All or Substantially All Assets).

All such deleted Sections are replaced with “[Intentionally Omitted].”

(b)       Clauses (1), (2), (3), (4) and (5) of Section 6.01 (Events of Default) of the Third Supplemental Indenture are hereby deleted in their entirety and replaced with “[Intentionally Omitted],” and all references in the Third Supplemental Indenture to the clauses so eliminated are deleted in their entirety.

SECTION 1.5 AMENDMENTS TO ARTICLES FOUR, FIVE AND SIX OF THE FOURTH SUPPLEMENTAL INDENTURE.

(a)       The Fourth Supplemental Indenture is hereby amended by deleting the following Sections of the Fourth Supplemental Indenture and all references and definitions related solely thereto in their entirety:

•	Section 4.01 (Offer to Repurchase Upon Change of Control Triggering Event);

•	Section 4.02 (Limitation on Liens);

•	Section 4.03 (Limitation on Sale/Leaseback Transactions);

•	Section 4.05 (Future Guarantors); and

•	Section 5.01 (Merger, Consolidation or Sale of All or Substantially All Assets).

All such deleted Sections are replaced with “[Intentionally Omitted].”

(b)       Clauses (1), (2), (3), (4) and (5) of Section 6.01 (Events of Default) of the Fourth Supplemental Indenture are hereby deleted in their entirety and replaced with “[Intentionally Omitted],” and all references in the Fourth Supplemental Indenture to the clauses so eliminated are deleted in their entirety.

SECTION 1.6 AMENDMENTS TO NOTES. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Fifth Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 2.1 CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 2.2 ForcE Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation any act or provision of any present or future law or regulation or governmental authority, natural disaster, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, labor dispute, disease, epidemic or pandemic, quarantine, national emergency and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, communications system failure, malware or ransomware or other unavailability of the Federal Reserve Bank wire or facsimile or telex system or other funds transfer system or other wire or communication facility or unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 2.3 No Adverse Interpretation of Other Agreements. This Fifth Supplemental Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture or agreement may not be used to interpret this Fifth Supplemental Indenture.

SECTION 2.4 INDENTURE. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Fifth Supplemental Indenture shall control.

SECTION 2.5 GOVERNING LAW. The laws of the State of New York shall govern this Fifth Supplemental INDENTURE.

SECTION 2.6 CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Fifth Supplemental Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

SECTION 2.7 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 2.8 SUCCESSORS. All agreements of the Company in this Fifth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors.

SECTION 2.9 COUNTERPARTS. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or electronic document format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes.

The words “execution,” “signed,” “signature,” and words of like import in this Fifth Supplemental Indenture or any agreement entered into in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (e.g. DocuSign).

This Fifth Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 2.10 SEVERABILITY. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.11 THE TRUSTEE. The Trustee accepts the amendments of the Indenture effected by this Fifth Supplemental Indenture and agrees to perform its duties under the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining the rights and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define its rights and limit its liabilities and responsibilities in the performance of its duties under the Indenture as hereby amended. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Fifth Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture, the Merger, the Exchange Offers, the Exchange Notes, the Consent Solicitations, any document used in connection with the Exchange Offers or the Consent Solicitations, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, and the Trustee assumes no responsibility for the same.

SECTION 2.12 EFFECTIVENESS. The provisions of this Fifth Supplemental Indenture shall be effective and binding upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the amendments set forth in Article I of this Fifth Supplemental Indenture shall become operative only upon the consummation and settlement of the Exchange Offers and the Consent Solicitations in accordance with the terms and conditions set forth in the Offering Memorandum, including the condition that the Merger shall have been consummated. The Company shall notify the Trustee in writing promptly after the Exchange Offers and the Consent Solicitations is consummated or after the Company shall determine that the Exchange Offers and the Consent Solicitations will not be consummated. The Company, by providing written notice to the Trustee of the consummation of the Exchange Offers and the Consent Solicitations, hereby represents, warrants, and certifies to the Trustee that the holders of at least a majority in aggregate principal amount of the Notes outstanding have provided consents to the execution of this Fifth Supplemental Indenture.

SECTION 2.13 HEADINGS. The headings of the Sections of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fifth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and delivered, all as of the date first above written.

IHS MARKIT LTD.

By:	/s/ Jonathan Gear
	Name:	Jonathan Gear
	Title:	Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Lopez
	Name:	Linda Lopez
	Title:	Assistant Vice President

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